Bay Bancorp, Inc.

Presentation to
FIG Partners Bank CEO Forum
September 29, 2015

Joseph J. Thomas – President and CEO

Disclosure

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

This presentation contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 concerning Bay Bancorp Inc.'s plans, strategies, objectives, expectations, intentions, financial condition and results of operations. Statements that are not historical in nature, including those that include the words "anticipate", "estimate", "plan", "focus", "project", "continue", "ongoing", "target", "aim", "expect", "believe", "intend", "may", "will", "should", "could", or the negative of those words and other comparable words, and any financial projections used in connection with any discussion of future plans, strategies, objectives, actions, or events identify forward-looking statements.

These forward-looking statements reflect management's current views and intentions and are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause the actual results to differ materially from those contemplated by the statements. The significant risks and uncertainties related to Bay Bancorp of which management is aware are discussed in detail in the periodic reports that Bay Bancorp files with the Securities and Exchange Commission (the "SEC"), including in the "Risk Factors" section of its Annual Report on Form 10-K for the year ended December 31, 2014. Investors are urged to review Bay Bancorp's periodic reports, which are available at no charge through the SEC's website at www.sec.gov and through Bay Bancorp's website at www.baybankmd.com on the "Investor Relations" page. Bay Bancorp assumes no obligation to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this presentation.

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

Agenda

I. Overview of the Company

II. Market Update

III. 2015 Performance

IV. Acquisition Summary

V. Summary



BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

"All the banks sound the same. We need to change the conversation."

"We need to zig where others zag—
Need to explore unique business areas."

"We want to be known as the business bank."

"The bank built by entrepreneurs for entrepreneurs."

- Pursue lead relationships with businesses, real estate investors and professionals
- Possess the best talent and technology to provide differentiated service
- Leverage acquisition track record to opportunistically buy banks and assets

Strong Franchise Attributes

- Exceptional management team and board of directors.
- Vibrant, high-growth market filled with entrepreneurs along Baltimore Washington Corridor.
- Balanced community banking strategy with strong credit and fee-based products.
- Innovative culture and business model to achieve high organic C&I loan and core deposit growth.
- Improving expense structure and scale attributes to drive core profitability.
- Strong balance sheet with 13% tier one capital and moderate classified assets-to capital.
- Proven and positioned to grow via acquisition to become $100 million in market capitalization.

The Evolution of Bay Bank

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

Year		Event
2009	Hovde PRIVATE EQUITY ADVISORS LLC	Financial Services Partners Fund I (FSPF) applies for and is approved for a shelf-charter by the Office of Thrift Supervision and the FDIC.
2010	Bay Bank	Bay Bank, FSB was formed in 2010 as a subsidiary of Jefferson Bancorp Inc. (JBI) by FSPF to purchase the assets and liabilities of Bay National Bank from the FDIC in July 2010.
2012	Carrollton Bancorp	In 2012, JBI entered into a definitive agreement to acquire Carrollton Bancorp through a reverse merger transaction. In the transaction, which closed April 2013, JBI merged into Carrollton Bancorp, with Carrollton Bancorp as the surviving holding company, and Carrollton Bank merged into Bay Bank, FSB, with Bay Bank, FSB as the surviving bank.
2013	Bay Bancorp	Carrollton Bank was formed in 1903 and built a community bank franchise serving the Baltimore market. Until April 2013 when it merged into Bay Bank, FSB, Carrollton Bank was a wholly-owned subsidiary of Carrollton Bancorp. In November 2013, the holding company was renamed Bay Bancorp, Inc. and is listed on the NASDAQ under the ticker symbol "BYBK".
2014	Slavie Federal SAVINGS BANK	In May 2014, Bay Bank, FSB, purchased the assets and liabilities of Slavie FSB from the FDIC, adding nearly $124 million in assets, $90 million in loans and $110 million in deposits. Bay Bank retained Slavie's Baltimore branch location in the transaction.
2014	H BANCORP	H Bancorp is formed out of the FRB imposed restructuring of FSPF as a shell bank holding company to hold Eric and Steve Hovde's 20% ownership interest and balance of shares distributed to FSPF limited partners.
2015	BayBank The Bank Built By Entrepreneurs, For Entrepreneurs.	Bay Bancorp rebrands itself under a new CEO as "the bank built by entrepreneurs for entrepreneurs," relocates its corporate headquarters to Columbia, MD to better serve the Corridor, and achieves approximately $500 million in total assets.

Executive Management

BayBank
The Bank Built By Entrepreneurs,
For Entrepreneurs.

Joseph J. Thomas – President and CEO - Mr. Thomas has extensive experience in the financial services industry. He was formerly Managing Director of Hovde Private Equity Advisors and had a distinguished 20+ year banking career with Wachovia Corporation, most recently as Managing Director and Head of Financial Institutions Investment Banking. Mr. Thomas has been on the Board of the Bank since its inception.

Larry Pickett – Chief Financial Officer - Mr. Pickett joined the Bank as its CFO in January 2014 from Susquehanna Bancshares, Inc. in Lititz, Pennsylvania where he was responsible for the financial operations of the $18 billion regional bank. Mr. Pickett spent over 20 years with Susquehanna and is a practicing CPA.

H. Les Patrick – Chief Credit Officer/Special Assets - Mr. Patrick joined the Bank from Bank of America where he was managing Special Assets in the Mid-Atlantic region. Mr. Patrick brings 35+ years of banking experience to the Bank with such companies as Provident Bank, National Bank of Washington, American Security Bank, Equitable Bank and Maryland National Bank.

H. King Corbett – Chief Lending Officer - Mr. Corbett joins the Bank with 40 years of banking experience in the Baltimore market. Mr. Corbett began his career with Maryland National Bank in 1974 and has had leadership roles at Sovran Bank, First National Bank of Maryland (now M & T Bank) and SunTrust Bank.

Deanna Lintz – Chief Banking Officer - Mrs. Lintz joined the Bank is 2007 with nearly three decades of banking experience. She has held leadership positions with Bank of America, Provident Bank and M&T Bank working in the areas of consumer banking, private banking and business banking.

Josie Porterfield – Chief Operations Officer - Mrs. Porterfield has more than 30 years of experience in the banking industry, having previously worked for organizations such as Loyola Federal Savings Bank, Chase Manhattan Bank of Maryland and Provident Bank. Mrs. Porterfield is experienced in loan and deposit operations, loan administration and project management.

Leadership Team

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.


President & CEO
Joseph J. Thomas
Chief Financial Officer
Larry Pickett
Controller
Jeff Harris
Bay Bank Mortgage
Sales
Bob Kaestner
Operations
Kathy Will
Chief Lending Officer
King Corbett
Baltimore Market
TBD
Corridor Market
Richard Ohnmacht
Real Estate Banking
George Decker
Treasury Services
Lori Schissler
Chief Banking Officer
Deanna Lintz
Small Business
TBD
Consumer
Teresa Hood
Facilities
Laura Jenkins
Branch Managers
Chief Credit Officer
Les Patrick
Special Assets
Jim Kirschner
Consumer & Small Business Credit
Michael Camiel
Credit Administration
Steve Bollinger
Chief Operations Officer
Josie Porterfield
IT & Business Analytics
Jessica Moore
Commercial Administration
Maggie Diamond
Deposit Operations
Alma Campos
Loan Servicing
Julia Kaufman
Payments
TBD
Human Resources
Cathy Regan
Marketing
Lori Mueller
Enterprise Risk Manager
Donna Smith
Compliance
Mary Taylor

Pierre Abushacra – Mr. Abushacra is the founder and CEO of Firehook Bakery, a wholesale bakery and 10 company owned and operated cafes in the Washington DC metro area. Mr. Abushacra has been a director of the Company since May, 2015 and of Bay Bank, FSB since April 2015.

Robert J. Aumiller – Mr. Aumiller is the President of MacKenzie Commercial Real Estate Services, LLC, a commercial real estate brokerage where he has been for over 20 years. Mr. Aumiller served on the Carrollton board and joined the new board with the merger.

Steven K. Breeden – Mr. Breeden is active in the local real estate industry with a focus in Howard County. He is a principal in Security Development Corporation. Mr. Breeden served on the Carrollton board and joined the new board with the merger.

Michael Chiaramonte – Mr. Chiaramonte is the President and CEO of Michael Chiaramonte & Associates, a consulting and advisory firm offering support to individuals, corporations and government in matters ranging from healthcare systems operations, healthcare policy, wealth management and hospitality services. Mr. Chiaramonte has been a director of the Company since May, 2015 and of Bay Bank, FSB since April 2015.

Mark M. Caplan – Mr. Caplan is a Baltimore native who has been very active in the multi-family real estate market and equipment lease business in the region. He has previously served on a local bank board and brings tremendous local knowledge to the Board.

Board of Directors continued

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

Harold "Hal" Hackerman – Mr. Hackerman is a Director at Ellen & Tucker, Chartered, a regional accounting firm headquartered in Baltimore. Mr. Hackerman has extensive experience in mergers and acquisitions, assisting companies in financially troubled situations and bankruptcies representing debtors, unsecured creditors, and secured lenders. Mr. Hackerman served on the Carrollton board and joined the new board with the merger.

Eric D. Hovde – Mr. Hovde is the Chief Executive Officer of Hovde Capital Advisors LLC and has been an active participant in the financial services industry since the mid- 1990's. Mr. Hovde has served on a number of bank boards and is currently the Chairman of the Board of Sunwest Bank in Southern California.

Charles L. Maskell Jr., CPA – Mr. Maskell leads a local corporate advisory and management consultant firm, Chesapeake Corporate Advisors, and is a CPA. Mr. Maskell is very active in the Baltimore business community and is a great advocate in the market.

Joseph J. Thomas – President and CEO - See biography above.

Deposit Market Share & Branch Footprint

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

BALTIMORE-TOWSON MARKET SHARE
(Maryland domiciled banks)*

2014 Rank	Institution	# of Branches	2014 Deposit Share	
			$000	%
1	First Mariner Bank	18	835,275	1.29
2	Sandy Spring Bancorp	11	689,478	1.07
3	Howard Bancorp	15	677,749	1.05
4	Rosedale FS&LA	9	616,364	0.95
5	Severn Bancorp	4	562,395	0.87
6	Capital Funding Bancorp Inc.	3	460,316	0.71
7	**Bay Bancorp**	**11***	**419,242**	**0.65**
8	Arundel FSB	7	405,825	0.63
9	Eastern SB FSB	5	348,964	0.54
10	Queenstown Bancorp of MD	6	348,228	0.54

As of June 30, 2014; reflects pro forma mergers and branch acquisitions since that date. (Source: FDIC, SNL)
* Reflects branch closure and location acquired in the Slavie FSB transaction.
** The Slavie FSB branch located in Baltimore was retained. The Bel Air location was not purchased from the FDIC.

BRANCH FOOTPRINT**



Bel Air/Hickory
Cockeysville
Mortgage Division
Lutherville
Perry Hall
Towson East
Overlea
DOWNTOWN
Highlandtown
Arbutus
Corporate Office
Glen Burnie
BayBank
83
1
95
795
40
695
70
40
95
97
1
295
100

Commercial Banking

- Seasoned team of Commercial Bankers (12)
- Broad focus across the C & I, Business Banking and Commercial Real Estate markets
- Robust Cash Management platform including remote deposit capture

Community Banking

- 11 branch network in Baltimore market
- Solid core deposit base (39% transaction account balances)
- Strong business banking franchise (5.4% NIM)

Mortgage Banking

- Significant purchase money volume
- Originated $96MM of mortgages in 2014; originated $77MM of mortgages through June 2015
- Extensive product offering

Payments

- Robust market share of network sponsorship for PIN-based transactions
- Debit Sponsorships (87%), ATM and Check Card fees (13%),
- Excellent fee income stream ($1.2MM through June 2015)

Growing the Business Segment

2015 Marketing Goals

- Increase top of mind brand awareness among business decision makers in the Baltimore Washington Corridor
- Position Bay Bank as the right choice for entrepreneurs
- Create warm leads for building new relationships

Channels Include:

- Paid digital & print media
- SEM
- Public relations
- Social media (e.g., LinkedIn, Twitter, Facebook)


Paid: Traditional, digital and social ads, SEM, media
Owned: Websites, social profiles, collateral materials
Earned: Public relations and social influencer engagement

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

You're in business to do great things. What a coincidence.

So are we.

The urge to leap out of bed and change the world.

Yup, we finance that.

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

Employment and Economic Stability

- Proximity to Washington, D.C. results in many government-related entities headquartered in Baltimore and a large influx of federal spending.
- The composition of industries fueling Baltimore's economy has shifted away from manufacturing toward service industries, namely health care, education, and technology.

Lack of Dominant Community Banks

- Nearly all of the large, locally owned banks have been sold (e.g., Chevy Chase Bank, Provident Bank, First Mariner Bank, and Baltimore County Savings Bank, and Susquehanna)
- Many struggling community banks in the market will need to be consolidated.

Small Businesses Favor a Community Bank

- The Baltimore business community is traditional and values longtime hometown relationships.
- There is a dense population of small businesses in our targeted segments:
  - Construction and Real Estate
  - Professional Services
  - Technology, Security and IT
  - Government Contractors
  - Healthcare

Favorable Demographics

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

- The Baltimore-Washington region provides unique demographic and economic characteristics.
- Two of the top ten U.S. communities of over $50,000 in median income are in the Baltimore-Washington region.
- Maryland ranks 3rd of all states with 36% of the population over the age of 25 completing a bachelor's degree or higher. Washington D.C. ranks 1st with 49%.
- Expansion of the initial platform into the Washington, D.C. – Arlington, VA MSA provides for more opportunities to enter into a prosperous economic environment.

2015 Median Household Income



$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
$53,706
$74,567
$71,001
$70,354
US
Maryland
Baltimore-Towson MSA
Washington DC - Arlington VA MSA

Unemployment History



11.5
10.5
9.5
8.5
7.5
6.5
5.5
4.5
Mar-10
Jun-10
Sep-10
Dec-10
Mar-11
Jun-11
Sep-11
Dec-11
Mar-12
Jun-12
Sep-12
Dec-12
Mar-13
Jun-13
Sep-13
Dec-13
Mar-14
Jun-14
Sep-14
Dec-14
Mar-15
Jun-15
US
Maryland
Washington D.C.
Virginia

Projected 2015-2020 HH Income Growth



12%
10%
8%
6%
4%
2%
0%
6.68%
9.98%
10.14%
11.84%
US
Maryland
Baltimore-Towson MSA
Washington DC - Arlington VA MSA

Source: SNL Financial, U.S. Census, Bureau of Labor Statistics

Baltimore City's Top Employers

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

Rank	Employer	Employment	Product/Service
1	Johns Hopkins University	25,000	Higher education
2	Johns Hopkins Hospital & Health System*	18,621	Medical services
3	University of Maryland Medical System*	9,830	Medical services
4	Univ. System of Maryland**	9,526	Higher education
5	MedStar Health*	6,176	Medical services
6	LifeBridge Health*	5,026	Medical services
7	Mercy Health Services	4,028	Medical services
8	St. Agnes HealthCare	3,267	Medical services
9	Exelon	2,705	Energy products, svcs.
10	Kennedy Krieger Institute	2,417	Health services for the disabled
11	Maryland Institute College of Art	2,142	Higher education
12	Veterans Health Admin.*+	1,995	Medical services
13	FutureCare	1,709	Nursing care
14	Morgan State University	1,701	Higher education
15	U.S. Social Security Admin.+	1,600	Income security prog.
16	Under Armour	1,580	HQ / athletic apparel
17	H&S Bakery	1,574	Commercial food prods.
18	Broadway Services	1,450	Support services mgmt.
19	T. Rowe Price Group	1,300	HQ / financial services
20	U.S. Army Corps of Engrs.+	1,215	Engineering services

** Includes multiple facilities   ** Includes UMB, UB and Coppin State University*
+ Employee counts for federal and military facilities exclude contractors to the extent possible; embedded contractors may be included

Overall Employment Concentration

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

Location Quotient of Eds & Meds, Tech and Federal Government Sectors*



Location Quotient (LQ)
1.8
1.6
1.4
1.2
1.0
0.8
0.6
0.4
0.2
0.0
National Average = 1.0
Washington, D.C.
Boston
San Francisco
Baltimore
Philadelphia
Pittsburgh
New York
San Diego
Seattle
Los Angeles
Austin
Raleigh
Chicago
Denver
Richmond
Atlanta
Nashville
Miami
Dallas - FW
Charlotte

Source: Moody's Analytics; CoStar Portfolio Strategy

**As of 2015 Q2*

Location quotient measures employment concentration by market: metro industry employment as a % of metro total/national industry employment as a % of national total

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

Tech Talent Labor Pool Growth 2010-2013

Geography*	Tech Talent Total (2013)	Growth Rate 2010-2013	Concentration**
Greater San Francisco, CA	79,190	44.4%	2.25
Baltimore, MD	**67,160**	**42.1%**	**1.56**
Seattle, WA	129,860	37.3%	2.66
Detroit, MI	72,690	34.8%	1.19
Phoenix, AZ	75,750	31.7%	1.26
San Diego, CA	63,350	31.2%	1.46
Orange County, CA	63,810	31.1%	1.31
Austin, TX	64,280	26.5%	2.24
Houston, TX	92,780	26.4%	1.00
Chicago, IL	133,170	25.8%	1.07
Raleigh-Durham, NC	54,870	24.4%	2.01
Atlanta, GA	109,700	21.2%	1.41
Silicon Valley, CA	135,290	20.8%	4.32
Dallas/Ft. Worth, TX	145,670	16.5%	1.41
Washington, D.C.	248,110	15.9%	2.52

"The large markets of San Francisco and **Baltimore** have grown their tech talent base by more than 40% since 2010...**Such rapid growth can have an enormous impact on real estate fundamentals."**
-CBRE

Source: CBRE analysis of U.S. Bureau of Labor Statistics data; CBRE Research, 2015 Scoring Tech Talent.

Millennials Flocking to Baltimore Region

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

As Baby Boomers retire, Millennials will fuel economic expansion. Among major metropolitan areas on the East Coast, Baltimore ranks second in terms of Millennial population growth.

USA Today ranked Baltimore among the 12 best U.S. cities for Millennial college students. These young, educated migrants will attract new, tech savvy companies to the City's waterfront regions.



Growth in Population Aged 20-34, 2005-2013
San Diego CA
Washington, DC
Seattle, WA
San Francisco, CA
Baltimore, MD
18.3%
New York, NY
Boston, MA
Houston, TX
Philadelphia, PA
Miami, FL
Tampa, FL
Minneapolis, MN
Los Angeles, CA
Dallas, TX
Phoenix, AZ
Riverside, CA
St. Louis, MO-IL
Chicago, IL
Atlanta, GA
Detroit, MI
-10.0% -5.0% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0%

**Rank among America's 20 largest MSA's*
Source: U.S. Census Bureau

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.


THE BEST WAY TO UNDERSTAND AN ENTREPRENEUR?
BE ONE.
We're entrepreneurs ourselves. So we see the opportunities that entrepreneurs see and solve the challenges that they face. We provide the right answers because we ask so many of the same questions. It's why we actively lend to businesses of every stripe. Not as a distant entity. But as an entrepreneurial business invested in the heart of the Baltimore Washington Corridor.
Get to know the bank that gets you.
Visit baybankmd.com/entrepreneur.
BayBank
THE BANK BUILT BY ENTREPRENEURS. FOR ENTREPRENEURS.

2015 Performance Highlights

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

- Bay Bancorp announced 2015 second quarter results with net income of $0.55 million or $0.05 per basic and diluted share, a 62% increase over net income of $0.34 million or $0.03 per basic and diluted share for the first quarter of 2015.
- Noninterest income for the three months ended June 30, 2015 was $1.6 million a 33.3% increase over $1.2 million for the three months ended March 31, 2014 and noninterest expense was $5.9 million this quarter a 6.3% reduction from $6.3 million for the second quarter of 2014.
- The company reported pre-tax income of $1.54 million for the six month ending June 30, 2015, and achieved a 0.37% return on assets for the period.
- The Bank's relationship management activities resulted in the growth of new loans in the Bank's originated portfolio by a 21.3% annualized pace in the first six-months of 2015.
- Deposit mix changes were favorable, with declines in certificate of deposit balances offset by non interest-bearing deposit growth, as the Bank recorded annualized growth of over 13% non interest bearing deposits during the period.
- The Consumer team worked very hard to optimize our network of sales offices in 2015 and we have a very attractive deposit mix with an average cost of 62 b.p.
- Bay Bank Mortgage played an important roll in driving increased fee-based revenue given the $76.8 million in loans closed during the six months ending June 30, of which 71% were purchase money.
- Bay's Special Assets team was successful in resolving problem assets as our ratio of classified assets to capital (ACI ratio) fell to 36%, down from a peak of 70%.
- Our acquisition strategy leaves us with $11.7 million in remaining net purchase discounts on the acquired portfolios.
- The Commercial Real Estate team has a lot of capacity for growth with our CRE to capital ratio at 194%, well under the 300% guideline.
- Bay has a diverse loan book with C&I at 23%; Investor Commercial Real Estate at 27%; Residential Real Estate at 35% and Consumer/HELOC at 9%.
- The quality of our balance sheet puts us in a differentiated position to grow by acquisition with 13.2% tier one capital to assets.

2015 Financial Results

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

	December 31, 2012	December 31, 2013	December 31, 2014	June 30, 2015 (unaudited)
Balance Sheet Highlights				
Cash & Investments	$29,661,255	$60,869,424	$55,420,776	$62,552,619
Gross Loans	101,736,172	320,680,332	393,051,192	385,652,537
Core Deposit Intangible	173,815	3,993,679	3,478,282	3,019,629
Total Assets	133,243,868	419,089,303	479,942,985	488,147,107
Total Deposits	100,672,130	360,993,471	387,833,595	384,332,381
Total Liabilities	101,419,452	364,535,035	413,299,699	422,019,953
Total Equity	31,824,416	54,554,268	66,643,286	66,127,153
Income Statement Highlights	**Twelve-Months Ended December 2012**	**Twelve-Months Ended December 2013**	**Twelve-Months Ended December 2014**	**Six-Months Ended June 2015**
Interest Income	$9,825,529	$19,019,543	$24,115,000	$11,819,211
Interest Expense	572,127	1,261,969	1,257,199	972,818
Net Interest Income	9,253,402	17,757,574	22,857,801	10,846,392
Noninterest Income	412,682	8,944,978	7,764,227	2,784,505
Noninterest Expense	8,229,264	22,115,121	27,514,417	11,592,434
Income Before Tax	703,003	3,745,224	2,305,923	1,468,394
Net Income	57,553	3,241,134	3,032,708	889,167
Ratios & Miscellaneous				
Tier 1 Leverage Ratio		11.41%	12.94%	13.23%
Total Risk Based Capital Ratio		14.68%	16.66%	17.39%
Number of Shares Outstanding		9,384,403	11,014,517	11,031,114
Book Value per Share		$5.81	$6.05	$5.99
Tangible Book Value per Share		$5.39	$5.73	$5.72
Net Interest Margin		5.33%	5.31%	5.43%
ROAA		0.90%	0.66%	0.37%
ROAE		6.68%	4.93%	2.66%
NPAs/Assets		2.29%	2.69%	2.73%
Number of Branches		12	10	11

2015 Loan & Deposit Composition

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

- The bank possesses a diversified loan portfolio and high percentage of core deposits

June 30, 2015



Consumer & Other 0.3%
Construction & Land Dev. 5.9%
HELOC 8.7%
Residential Real Estate 34.6%
Commercial Real Estate 27.3%
Commercial & Industrial 23.2%



Retail Time 12.5%
Demand Deposits 25.1%
Jumbo Time 15.7%
NOW & Other Trans. Accts. 13.4%
MMDA & Savings 33.3%

Loan Portfolio	($000s)	Yield*	%
Construction & Land Dev.	22,855	6.03%	5.9%
HELOC	33,445	4.45%	8.7%
Residential Real Estate	133,388	6.19%	34.6%
Commercial Real Estate	105,352	5.48%	27.3%
Commercial & Industrial	89,569	5.85%	23.2%
Consumer & Other	1,043	9.34%	0.3%
Gross Loans	$385,652	5.74%	100.0%

Deposit Composition	($000s)	Yield*	%
Demand Deposits	96,463	0.00%	25.1%
NOW & Other Trans Accts	51,418	0.11%	13.4%
MMDA & Savings	127,875	0.31%	33.3%
Jumbo Time	60,351	1.22%	15.7%
Retail Time	47,957	1.22%	12.5%
Total Deposits	384,064	0.64%	100.0%

Composition of Revenue

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

- Consistent year-over-year revenue growth
- Bay has diverse streams of revenue in mortgage & electronic banking
- We have restructured and revitalized Bay Bank Mortgage

June 30, 2015



Revenue
Net Interest Income
Noninterest Income
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
2012
2013
2014
2015
June



Non-Interest Income
June 30, 2015
Service Charges 5%
Mortgage 9%
Other Income 15%
Electronic Banking 43%
Electronic Banking
Mortgage Banking
Net Gain on Sale of REO
Service Charges

Core Pre-Provision Earnings

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

Bay Bancorp, Inc.
Financial Summary - Core Pre-Provision Earnings (consolidated) ($ in 000's)

	For the Years Ended 2012	2013	2014	June 30, 2015 (unaudited) YTD Actual	2015 (unaudited) Annualized
Net Income Before Taxes (from prior page)	703	3,745	2,306	1,466	2,956
Non-Core Adjustments:					
Less: Accelerated Accretion on acquired loans(1)		(598)	(1,566)	(530)	(1,068)
Gain on Acquisitions (2)		(2,860)	(524)		0
Income recognized from IRA Exit (3)			(2,380)		0
Provision for Loan Loss	734	842	802	572	1,153
Plus: Amortization Expense on intangible assets	0	791	993	459	925
Expense for Mergers and acquisitions (4)	916	2,042	1,028	0	0
Other non-recurring espenses (5)	0	0	1,523	0	0
Core Pre-tax, Pre-provision Net Income	2,353	3,962	2,181	1,967	3,967
Core Income Tax Expense (6)	894	1,506	829	748	1,507
Core Pre-Provision Net Income	$ 1,459	$ 2,456	$ 1,352	$ 1,220	$ 2,459
Key Core Pre-Provision Performance Ratios					
Basic and Diluted Earnings Per Share	$ 0.25	$ 0.26	$ 0.12	$ 0.22	$ 0.22
Return on Average Assets	1.14%	0.69%	0.29%	0.51%	0.51%
Return on Average Equity	4.86%	5.06%	2.20%	3.64%	3.64%
Net Interest Margin	8.46%	6.04%	5.31%	4.57%	4.57%
Noninterest Income /Average Assets	0.32%	1.70%	1.06%	1.16%	1.16%
Noninterest Expense /Average Assets	5.72%	5.38%	5.21%	4.65%	4.65%
Efficiency Ratio	75.66%	82.95%	91.66%	84.99%	84.99%

Core Pre-Provision Earnings (Continued)

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

Footnotes to core earnings

1. Accelerated accretion from acquired loans – Acquired loans are carried net of purchase discount/premium which is amortized/accreted into earnings over the life of the loan. The discount/premium is accelerated and recognized as income or expense if the loan is paid off or otherwise settled prior to maturity. The early acceleration is adjusted out of core earnings in this analysis.

2. Bargain purchase gain – Gain on acquisition/merger is the excess of the fair value of net assets over consideration paid. 2013 Carrollton Merger, 2014 Slavie Acquisition.

3. Individual Retirement Account (IRA) product line exit - The Company stopped offering IRAs and resigned as custodian for its existing IRAs. The IRA exit accelerated the recognition of the remaining interest rate mark-to-market. The early acceleration is adjusted out of core earnings in this analysis.

4. Merger/acquisition costs – These expenses primarily related to professional services, system conversions and integration of operations as well as other costs of completing the transactions.

5. Common stock award – A 2014 one-time award of common stock that vested immediately and was recognized as compensation expense for $1.07 million was adjusted out of core earnings in this analysis. 2014 Severance costs of $.52 million of compensation costs recognized for executives due to a corporate reorganization were adjusted out of core earnings in this analysis.

6. For comparison purposes, a consolidated tax rate of 38% was utilized for core income tax expense.

Performance Improvement Initiatives

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

Revenue Enhancements

- Hired new Corridor Market President to focus strategic marketing effort on entrepreneurs in Howard, Anne Arundel, Prince George's and Montgomery Counties.
- Recruited and elected two new Directors to diversify board composition and increase presence in Prince George's and Montgomery Counties.
- Reorganize Commercial Banking into two sales teams (Baltimore and Corridor); we now have 12 middle market C&I and CRE Lenders.
- Reassigned responsibility for originating Business Banking loans and deposit relationships to Branch Managers; we now have 7 officers calling on small businesses.
- Rolled out new Business Loan Express product with $250K term loan and 680 FICO score.
- Consummated one-year relationship with LX Council (peer advisory business model) and launched marketing effort for new councils in the Baltimore Washington Corridor.
- Selected Planit Advertising as our new agency to develop branding campaign and new advertisements that have run in the Baltimore Business Journal and Wall Street Journal.

Bay originated loan portfolio increased at a 21.3% annualized pace in first half and non-interest income increased 33% in the second quarter.

Performance Improvement Initiatives (continued)

Expense Reductions

- Completed headcount reduction to eliminate 10% of the work force in February, while creating Business Analysis Group to help with ongoing efficiency.
- Implemented initiatives to reduce non-interest expense by 20% run rate by 12/31/15, while maintaining aggressive marketing and technology initiatives
- Relocated Bay Bank's headquarters from Lutherville to Columbia to promote a common culture, improve communication, and enhance efficiency.
- Launched a new branch "concierge" model in Columbia and Lutherville which provides flexible service, staffed by cross-trained employees, and serve the requirements of our corporate and consumer clients.
- Harmonized compensation, staffing, and process in Bay Bank Mortgage organization.
- Consolidated IT into Operations under one Head
- Re-tooled internal financial reporting to provide managers with information necessary to manager business, achieve budget objectives and manage expenses.

Total headcount was reduced by 27 positions, or 16 %, to 143 FTE since December 2014; and non-interest expense-to-assets has dropped to 4.65%, compared to 5.21% in 2014

IV. Acquisition Summary

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

*"We **understand firsthand what it takes** to grow a company, because we're successfully growing ours."*

*We pride ourselves on **providing quick turnaround times** for the services we offer and **delivering what we promise**."*

Lack of Local Leading Bank

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

- Local deposit base of just under $40 billion.
- 79.4% of local deposits are held by big banks based outside of Maryland.
- Lack of a dominant locally-based commercial bank in the Baltimore area.
- Many banks are still struggling to resolve NPAs, sidelining them from growth.
- Numerous small and distressed targets in the market; NPAs and/or lack of scale.
- With its existing commercial relationship base, Bay Bank can take advantage of the turmoil at the top to pick up market share.

Source: SNL Financial

Baltimore County and Baltimore City - Deposit Market Share as of June 30, 2014

Institution	Headquarter City, State	Deposits	Percent of Deposits (%)	Number of Branches
Large Institutions				
Bank of America	Charlotte, NC	$9,916,275	25.0%	50
M&T Bank	Buffalo, NY	10,005,109	25.2%	61
Wells Fargo	San Francisco, CA	4,291,092	10.1%	39
PNC Financial	Pittsburgh, PA	4,025,632	10.8%	44
BB&T	Winston-Salem, NC	1,913,003	4.8%	29
SunTrust	Atlanta, GA	1,069,900	2.7%	23
Citigroup	New York, NY	277,116	0.7%	1
Subtotal		$31,498,127	79.4%	247
Local Banks & Thrifts				
First Mariner Bancorp	Baltimore, MD	$602,465	1.5%	11
Rosedale FS&LA	Baltimore, MD	487,834	1.2%	6
Capital Funding Bancorp	Baltimore, MD	417,327	1.1%	2
Bay Bancorp	Lutherville, MD	342,916	0.9%	10
Eastern SB	Hunt Valley, MD	284,735	0.7%	4
Hopkins Bancorp	Baltimore, MD	242,889	0.6%	2
Howard Bancorp	Ellicott City, MD	227,958	0.6%	5
Hamilton Bancorp	Towson, MD	196,506	0.5%	4
Harbor Bankshares	Baltimore, MD	169,527	0.4%	5
Farmers and Merchants	Upperco, MD	160,181	0.4%	4
Subtotal		$3,132,338	7.9%	53
All Others		5,044,728	12.7%	62
Total		$39,675,193	100.0%	362

Disciplined Acquirer

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

	Target	County	Date Completed	Transaction Characteristics: Assets	Deposits	Negative Bid	# of Offices	P / TBV (%)	Associated Discount ($)	Deposit Premium (%)	Note
FDIC-Assisted	Bay National Bank	Baltimore County	7/9/2010	282,174	276,090	(33,500)	2	N/A	(30,854)	0.03%	▪ FSPF I and Jefferson Bancorp received a shelf charter to bid on Bay National. ▪ Successfully rebranded the failed acquisition. ▪ Continue to successfully resolve problem assets.
Whole Bank	Carrollton Bancorp (CRRB)	Howard County	4/19/2013	365,186	325,147	N/A	11	58% - 69%	(13,034)	1.36%	▪ Structured as a reverse merger, Jefferson Bancorp acquired and merged into Carrollton Bancorp (CRRB). ▪ Legacy Jefferson Bancorp shareholders acquired 87% of Carrollton Bancorp in a cash/stock transaction as well as repaid TARP. ▪ Carrollton Bank was merged into Bay Bank.
FDIC-Assisted	Slavie FSB	Harford County	5/30/2014	128,400	110,468	(8,000)	2	N/A	(7,566)	0.20%	▪ Slavie was acquired from the FDIC through a P&A with no loss share. ▪ Expanded Bay's footprint north, adding scale to the franchise. ▪ Bay is executing a cost reduction strategy and quickly addressing problem assets acquired in the transaction.

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

Total Loans by Source


Thousands
$450,000
$400,000
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$-

	Jun-12	Dec-12	Mar-13	Jun-13	Sep-13	Dec-13	Mar-14	Jun-14	Sep-14	Dec-14	Mar-15	Jun-15
Acquired Slavie Bank Portfolio								82,333	75,311	71,380	68,031	64,719
Acquired Carrollton Bank Portfolio	-	-	-	222,810	203,237	183,274	172,235	161,073	155,430	142,648	134,872	128,624
Bay Bank New Originations*	43,917	54,522	59,994	111,969	109,052	112,006	107,750	122,690	131,622	157,464	170,352	183,161
Acquired Bay National Bank Portfolio	54,104	47,214	42,619	40,146	38,878	38,236	36,830	34,923	32,229	28,793	30,777	25,981

*Includes Loans Held For Sale

Proven Asset Quality Resolution

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

Total Classified Assets (000s)



$45,000
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
OREO
Substandard Loans
June-13
September-13
December-13
March-14
June-14
September-14
December-14
March-15
June-15

Problem Asset Ratios (Bank)



100%
90%
80%
70%
60%
50%
40%
30%
20%
74.7%
75.8%
61.8%
63.8%
88.9%
89.4%
74.6%
70.5%
59.8%
42.7%
42.0%
41.6%
40.0%
66.5%
65.7%
47.3%
45.3%
35.7%
Classified Assets
Criticized Assets
June-13
September-13
December-13
March-14
June-14
September-14
December-14
March-15
June-15

- Proven success in resolving problem assets acquired through acquisitions.
- Steady decline in problem asset level since each acquisition.
- The FDIC-assisted acquisition of Slavie FSB occurred in Q2 2014.
- $11.7 million of discounts remain on acquired loans at June 30, 2015.

Numerous Potential Acquisition Targets

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

- Over 161 total banks and thrifts with over $111 billion in assets within our targeted region.*
- Both Maryland and the VA/DC region present a number (36) of distressed** banks which could be acquired to expand upon the existing platform.
- The rise in asset values and significant generation of revenue from mortgage banking have helped repair many balance sheets since 2009. With mortgage banking revenue slowing, troubled institutions should experience a greater urgency to sell.

Distressed Banks in Targeted Region



161 Total Banks & Thrifts*
65
96
36 Distressed Banks & Thrifts
22
14
MD Based Banks
VA/DC Based Banks

Distressed Assets in Targeted Region ($M)



Total Assets
$35.1 B
$75.8 B
Distressed Assets
$5.4 B
$8.5 B
MD Based Banks
VA/DC Based Banks

Source: SNL Financial – 06/30/15 data
* Excludes Capital One Financial , HSBC & E*Trade
**Distressed = Institution with NPAs/Assets > 3.0%

V. Summary


STARTED BY
ENTREPRENEURS.
DRIVEN BY YOU.
RETHINK
YOUR BANK
BayBank

Operating Philosophy

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

Superior Service	High Quality Employees	Financial Stewardship
▪ Service levels will always make a difference to the customer. ▪ Outstanding customer service will be our calling card in the market. ▪ Service will be the differentiator from the large bank experience. ▪ People are willing to pay for a superior customer service experience.	▪ The Bank will hire very high quality employees with positive reputations in the market. ▪ Only very experienced employees will represent the Bank. ▪ Employee retention will be a focus to ensure a consistent customer experience. ▪ Compensation is aligned with shareholder interest.	▪ We are committed to a long term view with safety and soundness paramount in our efforts. ▪ We intend to maintain strong capital levels. ▪ We intend to maintain a strong credit culture. ▪ We have developed a strong compliance culture.

A Defined Path to Shareholder Value

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

Acquisitions	Growth and Performance	Long-Term Strategy
• Target distressed banks and failed banks • Focus on banks with strong deposit bases and strategic advantages • Focus on markets in the Baltimore/DC corridor • Creative deal structures to maximize value and minimize risk • Trained and experienced acquisition team • Proven ability to successfully integrate	• Leverage current footprint and banking team to attract credit worthy entrepreneurs • Focus on niche lending verticals to maintain margin • Recruit successful lending teams • Bolster non-interest income streams • Generate income through the resolution of troubled assets	• Achieve scale to generate operating leverage • Relationship driven banking strategy • High quality/high touch for local entrepreneurs • Keen focus on risk/reward with strong credit culture • Diversification of non-interest income streams • Achieve high returns on invested capital and shareholder equity

Disciplined Acquisitions → Scale and Profitability → High Performance

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

Bay Bancorp

Company Name:	Bay Bancorp, Inc.
Exchange:	NASDAQ
Equity Ticker:	BYBK
Auditor:	McGladrey
08/25/2015 Price:	$5.34
52wk Range:	$4.23-$5.51


BYBK/CRRB Trading History
Post Merger Share Price
Pre Merger Share Price
Merger Announcement
Merger Closed
Renamed "BYBK"
Share Price ($)
Thousands (000s)
$8.50
$7.50
$6.50
$5.50
$4.50
$3.50
$2.50
$1.50
70
60
50
40
30
20
10
0
1/4/2010
4/4/2010
7/4/2010
10/4/2010
1/4/2011
4/4/2011
7/4/2011
10/4/2011
1/4/2012
4/4/2012
7/4/2012
10/4/2012
1/4/2013
4/4/2013
7/4/2013
10/4/2013
1/4/2014
4/4/2014
7/4/2014
10/4/2014
1/4/2015
4/4/2015
7/4/2015

Volume adjusted to excludes block trades over 100K.

Summary

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.



- Exceptional management team and board of directors.
- Vibrant, high-growth market filled with entrepreneurs along Baltimore Washington Corridor.
- Balanced community banking strategy with strong credit and fee-based products.
- Innovative culture and business model to achieve high organic C&I loan and core deposit growth.
- Improving expense structure and scale attributes to drive core profitability.
- Strong balance sheet with 13% tier one capital and moderate classified assets-to capital.
- Proven and positioned to grow via acquisition to become $100 million in market capitalization.

Joseph J. Thomas, CFA
President and CEO
(410) 536-7336
jthomas@baybankmd.com
7151 Columbia Gateway Drive,
Suite A
Columbia, MD 21046